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                       Ultimate Sports Entertainment, Inc.

                                                  2444 Wilshire Blvd, Suite 414
                                                  Santa Monica, CA 90404
                                                  Telephone: (310) 829-9590

                                  October 20, 1999

Mr. Michael Lauer
Lancer Partners LP
375 Park Avenue
NewYork, N.Y. 10152

Dear Mr. Lauer:

    This letter set forth the terms of the loan transaction discussed with you by Martin J. Burke, III.

Lender:                    Lancer Partners LP or its designee.

Borrower:                  Ultimate Sports Entertainment, Inc (the "Company").

Amount of loan:            $600,000

Maturity date:             4 months from date of advance.

Interest:                  10% per annum, payable at maturity.

Addition compensation
for making loan:         The Company will issue to you without any cost to the
                         Lender 250,000 shares of common stock of the Company.
                         The Company will agree to use its best efforts to include these shares in the next registration statement filed by the Company with the Securities Exchange
                         Commission.

Special default right:   In the event the Company fails to repay the loan,
                         together with interest accrued thereon, by its maturity date and such failure continues for a period of 15 days, then Lender shall receive without any cost to the Lender 250,000 additional shares for each 80 day period that such, loan remains unpaid following maturity date.

Convertibility:          The Lender has the right at any time prior to receiving
                         repayment of the loan to convert the loan into shares of common stock of the Company at $1.00 per share.

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Mr. Michael Lauer
October 2O, 1999
Page 2.

Special options:         To the extent that the loan (or additional loans made
                         by the Lender up to an aggregate of $1,500,000) is converted into stock pursuant to the foregoing conversion right, Lender shall have the option to purchase aggregately from Jay Botchman, Martin J.
                         Burke, III and Frederick R. Licht at 10 cents per share, such number of shares as equals one share for each $3 of loan principal being so converted, but in no event shall this option relate to more than 500,000 shares. This option, if exercised, shall be exercised in such a manner so that Messrs. Botchman, Burke and Licht each deliver one-third of the amount of shares subject to the exercise of the option. Jay Botchman, Martin J. Burke, III and Frederick R. Licht affix their signatures below for the purpose of confirming the grant of this special option.

         If the above accurately reflects the terms of the loan transaction agreed to between you and Martin J. Burke, III please sign below to indicate your agreement thereto.


                                            Very truly yours,

                                            Ultimate Sports Entertainment, Inc.


                                            By: /s/Frederick R. Licht
                                                ----------------------------
                                                Frederick R. Licht,
President

The above is confirmed and agreed to:

Lancer Partners LP

By:
Michael Lauer

Agreed to with respect to the special option referred to above.


Jay Botchman


Martin Burke


/s/ Frederick R. Licht
----------------------
Frederick R. Licht